UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 10
(Amendment #1)

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

________________________

MEDBOX, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	45-3992444 (I.R.S. Employer Identification No.)

8439 West Sunset Blvd., Suite 101 West Hollywood, CA 90069 (Address of Principle Executive Offices)	90069 (Zip Code)

Registrant’s telephone number, including area code: (800) 762-1452

Securities to be registered under Section 12(b) of the Act:

Title of each class To be so registered	Name of exchange on which each class is to be registered

None	N/A

Securities to be registered under Section 12(g) of the Act:

Common Stock, $0.001 par value (Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company [X]

Explanatory Note

This Form 10 Amendment #1, amends our original Form 10, filed with the Commission on April 10, 2013, only to amend exhibit numbers:  10.6; 10.7 and 10.8 which contained errors.

Item 15.                       Financial Statements and Exhibits

a.           Financial Statements

We have included the following financial statements and notes with this registration statement:

	Form	Filing	Filed with
Financial Statements	Type	Date	This Report

Audited Financial Statements and Notes for the years ended December 31, 2011 and December 31, 2012.	Form 10	4/10/2013

b.           Exhibits

	Exhibit	Form	Filing	Filed with
Exhibits	#	Type	Date	This Report

Articles of Incorporation filed with the Secretary of State on June 16, 1977.	3.1	Form 10	4/10/2013

Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on September 18, 1998.	3.2	Form 10	4/10/2013

Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on May 12, 2000.	3.3	Form 10	4/10/2013

Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on November 16, 2006.	3.4	Form 10	4/10/2013

Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on January 11, 2008.	3.5	Form 10	4/10/2013

Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on August 4, 2009.	3.6	Form 10	4/10/2013

Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on August 21, 2009.	3.7	Form 10	4/10/2013

Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on February 14, 2011.	3.8	Form 10	4/10/2013

Certificate of Amendment of Articles of Incorporation filed with the Secretary of State on August 30, 2011.	3.9	Form 10	4/10/2013

Amended and Restated Bylaws dated December 28, 2010.	3.10	Form 10	4/10/2013

Stock Purchase Agreement, effective as of December 31, 2011, by and among Medbox, Inc. and PVM International, Inc.	10.1	Form 10	4/10/2013

Amended and Restated Stock Purchase Agreement effective as of February 26, 2013, by and between Medbox, Inc. and Bio-Tech Medical Software, Inc.	10.2	Form 10	4/10/2013

Amended and Restated Technology License Agreement, dated as of February 26, 2013, by and between Bio-Tech Medical Software, Inc. and Medbox, Inc.	10.3	Form 10	4/10/2013

Membership Interest Purchase Agreement dated as of March 12, 2013 between Medbox, Inc. and Darryl B. Kaplan, Claudio Tartaglia and Eric Kovan (MedVend Holdings)	10.4	Form 10	4/10/2013

Securities Purchase Agreement dated as of March 22, 2013, by and among Medbox, Inc. and Vapor Systems International, LLC.	10.5	Form 10	4/10/2013

Description of Bruce Bedrick employment arrangement	10.6			X

Description of William R. Smith, III employment arrangement	10.7			X

Description of P. Vincent Mehdizadeh consulting arrangement	10.8			X

Licensing Agreement Between PVMI and Medbox, Inc.	10.9	Form 10	4/10/2013

Code of Ethics	14.1	Form 10	4/10/2013

Subsidiaries of the Registrant	21.1	Form 10	4/10/2013

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 15, 2013	MEDBOX, INC. /s/ Dr. Bruce Bedrick
Dr. Bruce Bedrick Chief Executive Officer